EXHIBIT  2



                            AGREEMENT TO FILE JOINTLY





     Ford Motor Company ("Ford") and Ford Global Technologies, Inc. ("FGTI") hereby agree pursuant to Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, that the Schedule 13D relating to Common Shares of Ballard Power Systems Inc., a corporation incorporated under the Canada Business Corporations Act, and any amendments thereto are filed by them jointly and that Ford is authorized to execute such Schedule 13D or any amendments thereto for and on behalf of each of FGTI and Ford.



                                        FORD GLOBAL TECHNOLOGIES, INC.



                                        By:  /s/Edwin J. Lukas
                                        ------------------------------
                                        Its:  Assistant Secretary



                                        FORD MOTOR COMPANY



                                        By:  /s/Peter Sherry, Jr.
                                        ------------------------------
                                        Its:  Assistant Secretary